Exhibit 10.10

Power of Attorney

This Power of Attorney (this “Agreement”) is signed by the following parties on March 22, 2021:

(1)    Jiangsu Manyun Logistics Information Co., Ltd. (the “Sole Proprietorship”), a wholly foreign-owned enterprise established and validly existing under Chinese laws, with its registered address at 3F, Building A, Wanbo Science & Technology Park, No.66 Huashen Avenue, Yuhuatai District, Nanjing;

(2)    All entities listed in Annex I of this Agreement (the “Authorized Party”); and

(3)    Beijing Yunmanman Technology Co., Ltd., (the “Domestic Company”) a limited liability company established and validly existing under Chinese law, with its registered address at Room 12-2-121502, Building 3, No. 1 Futong East Street, Chaoyang District, Beijing.

(Sole Proprietorship, Authorized Party and Domestic Company are hereinafter referred to as a “Party” and collectively referred to as the “Parties”.)

Whereas:

(1)    The Authorized Party is a registered shareholder of the Domestic Company and holds 100% of the equity of the Domestic Company;

(2)    The Authorized Party intends to authorize the Sole Proprietorship (through its designated individuals) to exercise its voting rights in the Domestic Company, and to exercise all the voting rights enjoyed by it as a shareholder of the Domestic Company on behalf of the Authorized Party. The Sole Proprietorship intends (through its designated individuals) to accept such entrustment.

Whereas, all parties of the Agreement have reached the following through friendly negotiation:

1.    Voting Rights

1.1    The Authorized Party as a whole hereby irrevocably and unanimously agrees to authorize the Sole Proprietorship to act on behalf of the Authorized Party as a shareholder of the domestic company at its shareholders meeting within the proxy period specified in this Agreement to exercise all the voting rights (the “Voting Rights”) enjoyed according to the applicable laws of China and the Articles of Association of a domestic company. The Sole Proprietorship enjoys 100% of the voting rights represented by the registered capital of all domestic companies.

1.2    The above voting rights include but are not limited to the following rights:

1.2.1    Determine the business policies and investment plans of domestic companies;

1.2.2    Elect and replace the directors of domestic companies and determine their remuneration;

1.2.3    Elect and replace the supervisors of domestic companies and determine their remuneration;

1.2.4    Approve any reports prepared by the board or executive directors of domestic companies;

1.2.5    Approve any reports prepared by the board of supervisors or supervisors of domestic companies;

1.2.6    Approve the annual financial budget and final accounts of domestic companies;

1.2.7    Approve the profit distribution plans and the loss recovery plans of domestic companies;

1.2.8    Determine any increase or decrease in the registered capital of domestic companies;

1.2.9    Determine the issue of any corporate bonds by domestic companies;

1.2.10    Determine the merger, division, reorganization, termination and liquidation of domestic companies;

1.2.11    Determine the changes in the business scope of domestic companies;

1.2.12    Modify the articles of association of domestic companies;

1.2.13    Determine any changes in the scope of operation or nature of the domestic companies;

1.2.14    Determine the dividends and other distribution policies of domestic companies;

1.2.15    Determine to borrow any loan from any third party in the name of a domestic company;

1.2.16    Determine to sell, transfer or otherwise dispose of major assets or rights of domestic companies to any third party, including but not limited to intellectual property rights;

1.2.17    Determine to set any security interest in the major assets (tangible or intangible assets) of domestic companies, regardless of the purpose of the security;

1.2.18    Determine to transfer any agreement or contract with a domestic company as a party to any third party;

1.2.19    Determine any loan provided or lent by a domestic company to any party; and

1.2.20    Determine other matters that may have a significant impact on any rights, obligations, assets or operations of a domestic company.

1.3    The Sole Proprietorship shall exercise the voting rights described in this Agreement by designating one (1) natural person. After the Sole Proprietorship selects a natural person, it shall notify the Authorized Party in writing. The Authorized Party shall sign the power of attorney in the format shown in the Annex II: to the natural person. Unless the Sole Proprietorship requires to replace the designated natural person through a written notice, the Authorized Party shall not withdraw the authorization of the natural person without authorization. If the Sole Proprietorship changes the designated natural person, the Authorized Party shall immediately terminate the signed power of attorney on the replaced person, and shall sign a new power of attorney to authorize the Sole Proprietorship to re-appoint a person.

1.4    The Sole Proprietorship agrees to accept the authorization of the authorized party according to the provisions of Article 1.1 in the above, and to exercise the voting rights on behalf of the Authorized Party according to the terms and conditions of this Agreement.

1.5    The Authorized Party hereby irrevocably authorizes the Sole Proprietorship to sign and/or stamp on all the relevant legal documents related to the exercise of any rights enjoyed by the Authorized Party as a shareholder of the domestic company on behalf of the Authorized Party.

2.    Exercise of Voting Rights

2.1    For any matters approved by the Sole Proprietorship based on the exercise of the voting rights granted under this Agreement, the Sole Proprietorship may request the Authorized Party to sign the relevant resolutions of the domestic company’s shareholders meeting or any other similar written documents when it deems necessary.

2.2    The Sole Proprietorship shall report to the Authorized Party on the exercise of the voting rights granted under this Agreement at any time when it deems appropriate. Upon termination of this Agreement, the Sole Proprietorship shall report to the Authorized Party the results related to its exercise of the voting rights granted under this Agreement.

3.    Proxy Period

3.1    The proxy period under this Agreement shall start from the effective date of this Agreement to (i) The completion date of equity transfer (as defined hereunder); or (ii) The termination of the domestic company (whichever occurs earlier). The “Completion Date of Equity Transfer” shall refer to the date when the domestic company has completed the procedures for the registration of change of shareholders in the competent administrative department for industry and commerce, and when the Sole Proprietorship and/or a third party designated by it has become the registered and legal ownership of all equity of the domestic company.

3.2    After all parties have reached a consensus through negotiation, all parties of this Agreement can adjust the proxy period under this Agreement at any time through negotiation, provided that any such adjustment must be clearly made in the form of a written agreement.

4.    Proxy Remuneration

The Sole Proprietorship hereby agrees that the Authorized Party is not obligated to pay any remuneration to the Sole Proprietorship for its exercising any rights granted under this Agreement on behalf of the Authorized Party.

5.    Representations and Warranties

5.1    The Authorized Party hereby separately represents and guarantees as follows:

5.1.1    It is a Chinese citizen with full capacity; it has complete and independent legal status and legal capacity, and has obtained proper authorization to sign, deliver and perform this Agreement, and can independently act as a subject of litigation.

5.1.2    It has full power and authority to sign and deliver this Agreement and all other documents to be signed that are related to the transactions described in this Agreement and has full power and authority to complete the transactions described in this Agreement. This Agreement shall be legally and properly signed and delivered by Party A. This Agreement constitutes a valid and binding obligation of Party A, enforceable against it in accordance with the terms hereof.

5.1.3    It is a registered and legal shareholder of a domestic company when this Agreement takes effect, except the rights set forth in this Agreement and in the Equity Interest Pledge Agreement, Exclusive Service Agreement and Exclusive Option Agreement signed with the Sole Proprietorship, there are no third party rights on entrusted rights. According to this Agreement, the Sole Proprietorship can fully and completely exercise its entrusted rights according to the then effective Articles of Association of the Domestic Company.

5.2    The Sole Proprietorship and the Domestic Company hereby separately and jointly declare and guarantee as follows:

5.2.1    It is a limited liability company duly registered and legally existed according to the law of the registration place, with independent legal person qualification. It has complete and independent legal status and legal capacity to sign, deliver and fulfill this Agreement, and can independently act as a subject of litigation.

5.2.2    It has the full power and authorization within the Domestic Company to sign and deliver this Agreement and all other documents to be signed and are related to the transactions described in this Agreement, and it has the full power and authorization to complete the transactions described in this Agreement.

5.3    The Domestic Company further declares and guarantees as follows:

The Authorized Party is a registered legal shareholder of a domestic company when this Agreement takes effect, except the rights set forth in this Agreement and in the Equity Interest Pledge Agreement, Exclusive Service Agreement and the Exclusive Option Agreement signed with the Sole Proprietorship, there are no third party rights on entrusted rights. According to this Agreement, the Sole Proprietorship can fully and completely exercise its entrusted rights according to the then effective Articles of Association of the Domestic Company.

6.    Default Liability

6.1    If any authorized party directly or indirectly violates any provision of this Agreement, or fails to perform or fails to timely and fully perform any of its obligations under this Agreement, the authorized party shall be deemed to have violated this Agreement and the Sole Proprietorship can request the authorized party to correct its violation or non-performance by written notice, take adequate, timely and effective measures to eliminate the consequences of the above violation or non-performance, and compensate the sole proprietorship for the losses caused by the violation or non-performance of the authorized party.

6.2    Once a breach of contract occurs, and the Sole Proprietorship believes that this breach has caused the unfeasible or unfair performance of any of its obligations under this Agreement based on its reasonable and objective judgment, the Sole Proprietorship may notify the Authorized Party in writing to temporarily suspend the performance of its obligations under this Agreement until the Authorized Party has stopped its breach of contract, has taken timely and effective measures to eliminate the consequences therefrom, and has compensated the Sole Proprietorship for the losses caused by the above breach of contract.

6.3    The losses suffered by the Sole Proprietorship due to the breach of contract of the Authorized Party and can be repaid by the Authorized Party shall include all direct economic losses suffered by the Sole Proprietorship due to or related to the Authorized Party’s breach of contract, any expected indirect losses, and any other extra charges incurred thereof, including but not limited to attorney fees, litigation and arbitration fees, financial expenses and travel expenses. If this Agreement has any other express provision on the amount of liquidated damages, that provision shall apply.

7.    Notice

Any notice, consent, contract or other communication issued under or in connection with this Agreement shall be in written form and shall be sent to the following address or other addresses known by all parties of this Agreement.

Jiangsu Manyun Logistics Information Co., Ltd.

Address: 3F, Building A, Wanbo Science & Technology Park, No.66 Huashen Avenue, Yuhuatai District, Nanjing

Fax:/

Authorized Party: Hui Zhang

Address: **********

Fax:/

Authorized Party: Guizhen Ma

Address: **********

Fax:/

Beijing Yunmanman Technology Co., Ltd.

Address: Room 12-2-121502, Building 3, No. 1 Futong East Street, Chaoyang District, Beijing

Fax:/

Unless otherwise specified in this Agreement, the notice or communication delivered in person shall be deemed to have been delivered at the time of delivery. Any notice or communication sent in the form of prepaid envelope shall be deemed to have been delivered forty-eight (48) hours after being posted.

8.    Confidentiality

The existence and terms of this Agreement are confidential information. Without the prior written consent of other parties, no party shall disclose the confidential information to any third party, except the senior staff, directors, employees, agents and professional consultants related to the project, unless all parties shall disclose the information about this Agreement to the government, the public or shareholders according to law, or submit this Agreement to relevant institutions for filing. This article shall survive any change, cancellation or termination of this Agreement.

9.    Effectiveness, Amendment and Termination

9.1    This Agreement shall take effect after being signed by all parties to this Agreement, and shall expire at the end of the proxy under this Agreement.

9.2    If any shareholder transfers all its equity held in a domestic company to the Sole Proprietorship or its designated third party before the expiry of this Agreement, the shareholder shall be exempt from any restrictions regulated in this Agreement from the date of completion of equity transfer.

9.3    Each shareholder hereby irrevocably and permanently waives its right to terminate this Agreement.

9.4    After all the parties of this Agreement have signed a written agreement, this Agreement could be supplemented or amended in writing. The amendment agreement and supplementary agreement (if any) of this Agreement shall become a part of this Agreement after being signed by all the parties of this Agreement and shall be binding upon all parties.

9.5    The Authorized Party agrees that the Sole Proprietorship has the right to terminate this Agreement in advance without any reason after notifying the Authorized Party ten (10) days in advance in writing, without any liability for breach of contract. Notwithstanding the above regulations, the Authorized Party shall not terminate this Agreement in advance for any reason without the prior written consent of the Sole Proprietorship.

9.6    Any early termination of this Agreement shall not affect any rights granted to or obligations assumed by either party prior to the date of such termination according to the terms of this Agreement.

10.    Governing Law and Dispute Resolution

This Agreement shall be governed by the laws of China in all respects. All disputes arising from the performance of this Agreement shall be settled by all parties through friendly negotiation. If all parties fail to reach consensus within thirty (30) days after the disputes arise, the disputes shall be submitted to Shanghai Branch of China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules then in effect. The seat of arbitration shall be Shanghai. The arbitration shall be made in Chinese. The arbitration award shall be final and binding on all parties. Except for the part being submitted for arbitration, other parts of this agreement shall remain valid. During the arbitration, all parties have the right to apply to the people’s court where the domestic company is located for property preservation or take other measures permitted by law, so as to support the arbitration.

11.    Miscellaneous

11.1    All the titles contained in this Agreement are set for convenient access only and shall not affect the interpretation to any provisions of this Agreement in any way.

11.2    If all or any part of any provision of this Agreement is recognized to be unenforceable due to violation of any law or government regulation or any other reason, the provisions of that part shall be deemed deleted; but such deletion shall not affect the legal effect of any other part of this provision or any other provisions of this Agreement. In this case, all parties of this Agreement shall negotiate to reach new provisions to replace the invalid or unenforceable terms in the above.

11.3    If any shareholder violates any provisions of this Agreement, such violation shall not affect the rights and obligations of other parties under this Agreement and any other related agreements, as well as the fulfillment and execution of this Agreement and such other agreements. Each authorized party shall bear joint and several liability for any and all obligations and responsibilities of other authorized parties under this Agreement.

11.4    Unless otherwise agreed in this Agreement, the failure or delay of any party to exercise any of its rights, powers or privileges under this Agreement shall not be deemed as a waiver of such rights, powers or privileges, and solely or partly exercise of any rights, powers or privileges under this Agreement shall not impede the exercise of any other rights, powers and privileges herein.

11.5    This Agreement shall benefit all parties herein and their respective successors and legal assignees, and shall be binding upon them.

11.6    The original agreement is in made in quadruplicate, with each party holding one copy. All the originals of this Agreement shall have the same effect.

(No text below)

(Signature page to Power of Attorney)

Jiangsu Manyun Logistics Information Co., Ltd.

By:	/s/ Guizhen Ma
Name:	Guizhen Ma

Beijing Yunmanman Technology Co., Ltd.,

By:	/s/ Hui Zhang
Name:	Hui Zhang

Authorized Party:

By:	/s/ Hui Zhang

Name:	Hui Zhang

By:	/s/ Guizhen Ma
Name:	Guizhen Ma

Annex I

Authorized Party

No	Name	PRC ID Number
1.	Hui Zhang	**********
2.	Guizhen Ma	**********

Annex II

[This page is Annex II to the Power of Attorney]

Letter of Authorization

I, Hui Zhang (ID No. **********) hereby irrevocably authorize Jiangsu Manyun Logistics Information Co., Ltd. (“WFOE”) or any person designated by it to exercise the following rights during the validity period of this letter of authorization.

The authorized person shall have full authority to exercise all my rights as a shareholder of a domestic company, in accordance with the laws and regulations of the Company, including but not limited to the right to propose the convening of the general meetings of stockholders and the Board of Directors, to receive any notice on the convening and proceeding procedures of the general meetings of stockholders and the Board of Directors, to attend the general meetings of stockholders and the Board of Directors of a domestic company and exercise all voting rights (including designating and appointing directors and general manager of the Company as my authorized representative at the Board of Directors of the domestic company, determining the Company’s dividend distribution), to sell or transfer all or any part of the equity held by me in the domestic company, etc.

Such authorization and delegation shall be subject to the approval of WFOE. This letter of authorization shall cease to be effective immediately upon WFOE’s written notice of replacing the authorized trustee. Under such a circumstance, I will immediately withdraw my delegation and authorization hereby and will re-designate/authorize another person designated by WFOE to exercise all of the above-mentioned rights on my behalf. For this purpose, I will reissue a power of attorney in accordance with the content and format of this letter of authorization or other content or format satisfactory to WFOEs

Unless the Power of Attorney jointly signed by WFOE and me is terminated for any reason, the term of validity of this letter of authorization shall be permanent and shall start from the date of signature.

Principal:

Hui Zhang (Signature):	/s/ Hui Zhang

Date: DD/MM/YY

Letter of Authorization

I, Guizhen Ma (ID No. **********) hereby irrevocably authorize Jiangsu Manyun Logistics Information Co., Ltd. (“WFOE”) or any person designated by it to exercise the following rights during the validity period of this letter of authorization.

The authorized person shall have full authority to exercise all my rights as a shareholder of a domestic company, in accordance with the laws and regulations of the Company, including but not limited to the right to propose the convening of the general meetings of stockholders and the Board of Directors, to receive any notice on the convening and proceeding procedures of the general meetings of stockholders and the Board of Directors, to attend the general meetings of stockholders and the Board of Directors of a domestic company and exercise all voting rights (including designating and appointing directors and general manager of the Company as my authorized representative at the Board of Directors of the domestic company, determining the Company’s dividend distribution), to sell or transfer all or any part of the equity held by me in the domestic company, etc.

Such authorization and delegation shall be subject to the approval of WFOE. This letter of authorization shall cease to be effective immediately upon WFOE’s written notice of replacing the authorized trustee. Under such a circumstance, I will immediately withdraw my delegation and authorization hereby and will re-designate/authorize another person designated by WFOE to exercise all of the above-mentioned rights on my behalf. For this purpose, I will reissue a power of attorney in accordance with the content and format of this letter of authorization or other content or format satisfactory to WFOEs

Unless the Power of Attorney jointly signed by WFOE and me is terminated for any reason, the term of validity of this letter of authorization shall be permanent and shall start from the date of signature.

Principal:

Guizhen Ma (Signature):	/s/ Guizhen Ma

Date: DD/MM/YY